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                                                              EXHIBIT 99(c)(5)

STEARNS
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REVIEW OF DISCUSSIONS WITH OTHER POTENTIAL BUYERS

  POTENTIAL BUYERS
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

    COMPANY       INFORMATION PROVIDED                                         COMMENTS
Blackstone            Sent PIB           Concern regarding size of raw land holdings. Possible interest in existing cash flow regarding the resort and commercial assets. Substantial concerns regarding Murdock's voting percentage.

Colony Capital        Sent PIB           Reverse inquiry. May have interest. Will need confidential information.

Starwood Capital        N/A

Starwood Hotels       Sent PIB           Interested, but questioned synergies. Starwood Hotels would only do something if someone else acquired other assets.

AEW                   Sent PIB           Qualified interest subject to negotiation of exclusivity. Concerned about Murdock voting percentage.

Lend Lease            Sent PIB           Concerned about Murdock's voting percentage. Mark Bratt says he has interest only in commercial assets (ind, office, retail, etc.).

St. Joe                 N/A              "Florida first" strategy; Has one million acres to develop in Florida; doesn't see fit.

Catellus              Sent PIB           Not interested in entire company. Concerned about Murdock's stake.

Lennar Corp.          Sent PIB           Interested in potential JV with Bakersfield assets and maybe other homebuilding assets.
                                         Curious about strategy when private - would retain commercial assets - if not, Lennar may be interested in acquiring. Not interested in buying entire company at once; only interested in opportunities with certain pieces.

Tisch Group             N/A              Primarily an arbitrage fund. See value higher than $17.00. If Company is not sold for
                                         "materially more" than $17.00, would have interest in receiving non-public information and potentially bidding for entire Company.
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CONFIDENTIAL                                                                93